UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 11, 2015

VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420
Seattle, Washington 98101
                (206) 903-1351

  (Address of Registrant’s principal executive office and telephone number)

Item 3.03. Material Modification to Rights of Security Holders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2015, a majority of the stockholders of Visualant, Incorporated (the “Company”) and more than 66% of the holders of the Company’s Series A Convertible Preferred Stock approved a reverse split of the Company’s common stock, par value $0.001 (the “Common Stock”), in a ratio to be determined by the Company’s Board of Directors, of not less than 1-for-50 nor more than 1-for-150. In addition, a majority of the Company’s stockholders and more than 66% of the holders of the Company’s Series A Convertible Preferred Stock approved an amendment to the Company’s Articles of Incorporation to decrease the number of shares of authorized capital stock of the Company from 550,000,000 to 105,000,000, of which 100,000,000 are shares of voting Common Stock and 5,000,000 are shares of voting preferred stock, par value $0.001 per share.

On June 9, 2015, the Company’s Board of Directors determined that the ratio of the reverse split would be 1-for-150 (the “Reverse Stock Split”).  The Certificate of Amendment to the Restatement of the Articles of Incorporation to effectuate the Reverse Stock Split and decrease in the authorized capital stock was filed with the Secretary of State of Nevada on June 11, 2015 and became effective on June 11, 2015.

On June 16, 2015, FINRA approved the Reverse Stock Split and commencing on June 17, 2015, shares of the Common Stock will trade on the OTCQB Marketplace under the symbol “VSULD” for 20 business days. After 20 business days, the symbol will revert to the original symbol of “VSUL.”  In connection with the Reverse Stock Split, the CUSIP number for the Common Stock has been changed to 928449 206.

All outstanding warrants, options and share amounts were divided by 150 shares, with all resulting numbers rounded up to the nearest whole share.

American Stock Transfer and Trust Company, LLC is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record regarding the exchange of certificates representing shares of their Common Stock. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their stock certificates representing their shares of Common Stock following the Reverse Stock Split.

The foregoing description of the Certificate of Amendment to the Restatement of the Articles of Incorporation is qualified in its entirety by reference to the Certificate of Amendment to the Restatement of the Articles of Incorporation, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1, incorporated by reference into these Items 3.03 and 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

3.1	Certificate of Amendment to the Restatement of the Articles of Incorporation dated June 11, 2015.

99.1	Visualant, Inc. press release dated June 17, 2015 related to the Reverse Stock Split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Ronald P. Erickson
Ronald P. Erickson CEO

June 17, 2015

Exhibit No.	Description

3.1	Certificate of Amendment to the Restatement of the Articles of Incorporation dated June 11, 2015.

99.1	Visualant, Inc. press release dated June 17, 2015 related to the Reverse Stock Split.